SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2008

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 9, 2008, the shareholders of Chattem, Inc. (the “Company”) approved the Chattem, Inc. Annual Cash Incentive Plan (the “Plan”), which provides for the payment of cash incentive compensation to executive officers and other key employees in the event specified performance goals are achieved. The Company’s Board of Directors had previously adopted the Plan on February 28, 2008, subject to shareholder approval.

The Plan is intended to reward eligible participants for achieving specified annual financial performance goals, focuses strongly on Company and individual performance, and is designed to ensure that the Company’s total compensation package for participants remains competitive. It is also intended to qualify the compensation paid to covered employees under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Plan is administered by and under the direction of the Compensation Committee of the Board of Directors, which has full, exclusive and final authority in all determinations and decisions affecting the Plan and participants.

Under the Plan, annual incentive awards for each performance period will be based on the achievement of performance goals, established by the Compensation Committee in accordance with Section 162(m), for different targeted levels of corporate performance. The performance goal for the minimal level of corporate performance must be achieved as a condition to the payment of any annual incentive award under the Plan. Assuming a payout will be made, each participant will be eligible for a range of potential annual incentive awards equal to the product of (i) a percentage (as set forth in an exhibit to the Plan) of the participant’s annual base salary on the first day of the applicable performance period, and (ii) a fraction, the numerator of which is the number of days in the applicable performance period and the denominator of which is 365. The percentages are based both on the grouping (referred to herein as a “participant grouping”) to which the participant has been assigned by the Compensation Committee (with higher percentages assigned to groupings of higher-level positions) and the corporate performance level achieved (with higher percentages assigned to higher levels of performance). Generally, the higher a participant’s position within the Company, the higher the participant grouping assigned to such participant and the higher the range of potential annual incentive awards the participant will be eligible to receive.

Performance goals established under the Plan may be based on one or more of the following objective business criteria: revenues, sales, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, earnings, price/earnings ratio, debt or debt-to-equity, expenses, cost of goods sold, cost reductions and savings, assets, operating income, operating margins, stock price, working capital and components thereof, return on revenues or productivity, return on capital, equity or assets, cash flow, market share, total shareholder return (stock price increase plus dividends), accounts receivable, manufacturing, production or inventory, customer satisfaction, economic value added or any increase or decrease of one or more of the foregoing over a specified period. Any evaluation of performance in respect of a performance goal may, after taking into account whether such action would result in the loss of an otherwise available exemption for performance-based compensation under Section 162(m), be adjusted as the Compensation Committee deems appropriate to eliminate or offset the effect of unusual, unplanned, non-recurring or extraordinary items or occurrences affecting the Company or the financial statements of the Company.

The Compensation Committee may reduce (but not increase) the annual incentive award otherwise payable to a participant for a particular performance period, regardless of the level of attainment of the performance goals, if it determines that the participant’s individual performance for such performance period warrants such a reduction. However, any such reduction will be limited to a specified percentage (based on the participant’s participant grouping) of the annual incentive award otherwise payable to such participant.

The Compensation Committee may, in its discretion, make awards other than annual incentive awards to participants consistent with the provisions of the Plan. Such other awards will only take the form of awards based on the achievement of performance goals established by the Compensation Committee and otherwise designed to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Following the completion of each performance period, prior to the payment of any awards under the Plan with respect to such performance period, the Compensation Committee will determine the extent to which the pre-established performance goals for such performance period actually were achieved or exceeded and the amount, if any, of the annual incentive award payable to each participant for such performance period. The Company will distribute awards (including discretionary bonuses) payable to participants under the Plan as soon as is administratively practicable following the end of each performance period, but in no event later than the 15th day of the third month following the later of the end of the Company’s taxable year or the participant’s taxable year in which such award was earned or such other date as may be required to exempt the arrangement from the deferred compensation rules under Section 409A of the Internal Revenue Code. Under no circumstances will the aggregate amount of all annual incentive awards payable to any single participant with regard to any plan year exceed the lesser of (i) 200% of the participant’s base salary as of the initial day of the performance period, or (ii) $2 million. All awards under the Plan will be paid in cash and are intended to constitute short-term deferral payments for purposes of Section 409A of the Internal Revenue Code.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1 Chattem, Inc. Annual Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

May 7, 2008	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Chattem, Inc. Annual Cash Incentive Plan